UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 8, 2016
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 8, 2010, Oclaro, Inc. (the "Company") publicly issued a press release with a statement regarding the United States Department of Commerce's ruling on Zhongxing Telecommunications Equipment Corporation and its subsidiary, ZTE Kangxun Telecommunications Ltd.  (collectively, "ZTE"). That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.    In the press release, the Company acknowledged that the United States Department of Commerce had published a "final rule" amending the Export Administration Regulations to add four entities to the "Entity List" maintained by the Department for actions contrary to the national security and foreign policy interests of the United States, including ZTE.   The Company noted that these amendments are effective immediately.  ZTE purchases multiple products from the Company.   The Company is currently reviewing the impact of this action by the Department of Commerce on the Company's ability to continue to ship products to ZTE. The Company intends to fully comply with the Department’s final rule.

The Company also stated that, based on products sold to ZTE prior to the action by the United States Department of Commerce, revenues from ZTE are currently projected to exceed 10% of the Company's total revenues in the Company's third fiscal quarter of 2016. The Company further stated that it currently expects its results for the third fiscal quarter to be at the low end of the guidance ranges it provided on February 2, 2016.

This description of the Company's press release made public on March 8, 2016 is qualified in its entirety by reference to the Company's press release dated March 8, 2016, which is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1          Press release issued by the Company regarding Department of Commerce final rule

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: March 8, 2016	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.    Description

99.1          Press release issued by the Company regarding Department of Commerce final rule